UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

InfoSpace, Inc. is announcing that Eric Emans has been appointed Chief Financial Officer, effective November 13, 2011. The Board of Directors has also elected Mr. Emans Treasurer of InfoSpace. As disclosed in Item 5.02 of the Current Report on Form 8-K filed on July 21, 2011 and in Item 5 of Part II of the Quarterly Report on Form 10-Q filed on August 8, 2011 (each of such items incorporated by reference into this Item 5.02), Mr. Emans was previously appointed Interim Chief Financial Officer and Treasurer of InfoSpace; this appointment and election makes those titles permanent.

In connection with this appointment, InfoSpace has revised Mr. Emans' compensation as follows: (a) Mr. Emans' base salary will increase to $260,000 per year, (b) Mr. Emans will receive a grant of 125,000 additional stock options, and (c) Mr. Emans will receive a grant of 25,000 additional restricted stock units. One third of these equity grants will vest on the first anniversary of the grant and one sixth will vest every six months thereafter.

Item 7.01.    Regulation FD Disclosure

On November 16, 2011, InfoSpace issued a press release announcing the appointment of Eric Emans as its Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1                   Press release dated November 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: November 16, 2011	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release